Exhibit 21.1
Subsidiaries of First Interstate BancSystem, Inc.

Subsidiary	State of Incorporation or Jurisdiction of Organization	Business Name
First Interstate Bank	Montana	First Interstate Bank
FI Statutory Trust I	Connecticut	FI Statutory Trust I
FI Capital Trust II	Delaware	FI Capital Trust II
FI Statutory Trust III	Delaware	FI Statutory Trust III
FI Capital Trust IV	Delaware	FI Capital Trust IV
FI Statutory Trust V	Delaware	FI Statutory Trust V
FI Statutory Trust VI	Delaware	FI Statutory Trust VI
Northwest Bancorporation Capital Trust I	Washington	Northwest Bancorporation Capital Trust I
Great Western Statutory Trust IV	Connecticut	Great Western Statutory Trust IV
GWB Capital Trust VI	Nebraska	GWB Capital Trust VI
HF Financial Capital Trust III	South Dakota	HF Financial Capital Trust III
HF Financial Capital Trust IV	South Dakota	HF Financial Capital Trust IV
HF Financial Capital Trust V	South Dakota	HF Financial Capital Trust V
HF Financial Capital Trust VI	South Dakota	HF Financial Capital Trust VI
Sunstate Bancshares Trust II	Arizona	Sunstate Bancshares Trust II